[PRINCETON NATIONAL BANCORP, INC. LOGO]
                                                                    EXHIBIT 99.1

                PRINCETON NATIONAL BANCORP, INC. HAS RECORD YEAR

PRINCETON, Illinois - January 24, 2005 - Princeton National Bancorp, Inc. (NASDAQ: PNBC)

Tony Sorcic, President & CEO, announced today, "Princeton National Bancorp, Inc. had an outstanding year in 2004. The Company generated record results in net income, diluted earnings per share, total assets, and return on equity. Net income totaled $6,872,000, diluted earnings per share were $2.21, total assets reached $655.7 million, and the return on average equity was 13.46%. In comparison to December 31, 2003, net income increased 4.1%, diluted earnings per share increased 7.8%, total assets increased 7.5% and return on average equity increased 3.5%."

Sorcic continued, "The Company completed the Stock Repurchase Plan which was announced in January of 2004. The Company repurchased 100,000 shares during 2004, at an average price of $28.84 per share. Since 1997, the Company has repurchased 1,134,271 shares of common stock through stock repurchase programs."

Sorcic concluded, "Total loans increased 7.1% in 2004 to $410.0 million. This increase in loans positively impacted the net interest margin for the year. The net interest margin for the year of 3.92% is 6.2% above the 2003 level of 3.69%. We believe the growth in the loan portfolio will continue in the first quarter of 2005 and will further enhance the net interest margin."

In 2004, the Company generated loan growth while improving upon the low level of non-performing loans. The balance of non-performing loans at December 31, 2004 decreased to $328,000 from $969,000 at December 31, 2003. The ratio of non-performing loans to total loans decreased to .08% at December 31, 2004 from ..25% at December 31, 2003. As a result, no provision for loan loss was recorded in the fourth quarter of 2004, compared to $95,000 in the prior year quarter.

The Company ended 2004 with total deposits of $573.6 million, an increase of 6.6% from year-end 2003. The Company attracted new core deposits totaling $35.7 million during the year. This increase in deposits occurred primarily in time deposit and money market accounts.

Net income for the fourth quarter of 2004 totaled $1,689,000, diluted earnings per share totaled $.55, and the return on average equity was 12.99%. This compares favorably to the fourth quarter 2003 net income of $1,638,000, diluted earnings per share of $.51, and the annualized return on average equity of 12.86%.

Total non-interest income of $1,906,000 is down slightly from $1,923,000 in the fourth quarter of 2003. For the eighteenth consecutive quarter, the Company's annualized non-interest income equaled or exceeded 1% of average assets.

Today, the Board of Directors approved an additional 100,000 share, or approximately 3.3%, Stock Repurchase Program. Under the plan, the Company will repurchase up to 100,000 shares of its outstanding common stock in the open market or in private transactions over the next twelve months. Purchases will be dependent upon market conditions and the availability of shares.

The stock price reached a record high of $29.75 during 2004 and closed the year at $28.80. The 2004 year-end stock price represents an increase from the 2003 year-end closing price of $28.55.

The Company has community-banking locations throughout northern Illinois, five of which are in high-growth markets and two additional locations (Aurora and Elburn) which will also be built in high growth markets. These communities include: Huntley, Hampshire, Minooka, Sandwich, Genoa, Peru, Princeton, Henry, Oglesby, Spring Valley and DePue. The Subsidiary Bank, Citizens First National Bank, provides financial services to meet the needs of individuals, businesses and public entities.

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. These forward-looking statements are identified by the use of words such as 1) believes, 2) anticipates, 3) estimates, 4) expects, 5) projects or similar words. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure. The figures included in this press release are unaudited and may vary from the audited results.



-----------------------------------------------------------------------------------------------------
Inquiries should be directed to:    Lou Ann Birkey, Vice President - Investor Relations,
                                    Princeton National Bancorp, Inc. (815) 875-4444,
                                    E-Mail address: pnbc@citizens1st.com

                    [PRINCETON NATIONAL BANCORP, INC. LOGO]


                           CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share data)                     December 31,
                                                                  2004           December 31,
                                                              (unaudited)           2003
                                                              ------------       ------------
ASSETS

Cash and due from banks                                       $     14,025       $     13,428
Interest-bearing deposits with financial institutions                   65                511
Federal funds sold                                                       0              2,475
                                                              ------------       ------------
     Total cash and cash equivalents                                14,090             16,414

Loans held for sale, at lower of cost or market                      1,301              2,323

Investment securities available-for-sale, at fair value            175,129            154,065
Investment securities held-to-maturity, at amortized cost           13,680             15,827
                                                              ------------       ------------
     Total investment securities                                   188,809            169,892

Loans, net of unearned interest                                    410,044            383,053
Allowance for loan losses                                           (2,524)            (2,250)
                                                              ------------       ------------
     Net loans                                                     407,520            380,803

Premises and equipment, net                                         17,924             14,664
Bank-owned life insurance                                           15,870             15,036
Interest receivable                                                  5,000              4,634
Goodwill, net of accumulated amortization                            1,355              1,355
Intangible assets, net of accumulated amortization                   1,317              1,525
Other real estate owned                                                  0                798
Other assets                                                         2,552              2,293
                                                              ------------       ------------

     TOTAL ASSETS                                             $    655,738       $    609,737
                                                              ============       ============

---------------------------------------------------------------------------------------------

LIABILITIES

Demand deposits                                               $     75,015       $     65,418
Interest-bearing demand deposits                                   191,271            179,805
Savings deposits                                                    58,675             57,151
Time deposits                                                      248,600            235,453
                                                              ------------       ------------
     Total deposits                                                573,561            537,827

Customer repurchase agreements                                      16,870              9,664
Advances from the Federal Home Loan Bank                             5,000              5,150
Interest-bearing demand notes issued to the U.S. Treasury            1,765                297
Federal funds purchased                                              1,000                  0
Note payable                                                           900              1,050
                                                              ------------       ------------
     Total borrowings                                               25,535             16,161

Other liabilities                                                    4,273              4,874
                                                              ------------       ------------
     Total liabilities                                             603,369            558,862
                                                              ------------       ------------

STOCKHOLDERS' EQUITY

Common stock                                                        20,699             20,699
Surplus                                                              7,810              7,020
Retained earnings                                                   42,156             38,726
Accumulated other comprehensive income, net of tax                     951              1,275
Less:  Treasury stock                                              (19,247)           (16,845)
                                                              ------------       ------------
     Total stockholders' equity                                     52,369             50,875
                                                              ------------       ------------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                      $    655,738       $    609,737
                                                              ============       ============


CAPITAL STATISTICS  (UNAUDITED)

YTD average equity to average assets                                  8.24%              8.49%
Tier 1 leverage capital ratio                                         7.62%              7.70%
Tier 1 risk-based capital ratio                                      10.94%             10.72%
Total risk-based capital ratio                                       11.49%             11.22%
Book value per share                                          $      17.13       $      16.29
Closing market price per share                                $      28.80       $      28.55
End of period shares outstanding                                 3,058,000          3,124,003
End of period treasury shares outstanding                        1,081,841          1,015,838

                    [PRINCETON NATIONAL BANCORP, INC. LOGO]

                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)


(dollars in thousands, except share data)                    THREE MONTHS       THREE MONTHS      TWELVE MONTHS      TWELVE MONTHS
                                                                ENDED              ENDED              ENDED              ENDED
                                                            Dec. 31, 2004      Dec. 31, 2003      Dec. 31, 2004      Dec. 31, 2003
                                                            -------------      -------------      -------------      -------------
INTEREST INCOME

Interest and fees on loans                                  $       6,104      $       5,906      $      23,518      $      23,763
Interest and dividends on investment securities                     1,598              1,563              6,147              5,504
Interest on federal funds sold                                         22                 11                 30                 72
Interest on interest-bearing time deposits in other banks              18                  9                 24                 55
                                                            -------------      -------------      -------------      -------------
     Total Interest Income                                          7,742              7,489             29,719             29,394
                                                            -------------      -------------      -------------      -------------

INTEREST EXPENSE

Interest on deposits                                                2,318              2,273              8,596             10,094
Interest on borrowings                                                153                101                474                417
                                                            -------------      -------------      -------------      -------------
     Total Interest Expense                                         2,471              2,374              9,070             10,511
                                                            -------------      -------------      -------------      -------------

NET INTEREST INCOME                                                 5,271              5,115             20,649             18,883
Provision for loan losses                                               0                 95                375                460
                                                            -------------      -------------      -------------      -------------

NET INTEREST INCOME AFTER PROVISION                                 5,271              5,020             20,274             18,423
                                                            -------------      -------------      -------------      -------------

NON-INTEREST INCOME
Trust & farm management fees                                          406                325              1,451              1,280
Service charges on deposit accounts                                   772                776              3,149              3,018
Other service charges                                                 288                254              1,165              1,056
Gain on sales of securities available-for-sale                         34                 67                216              1,002
Gain on sale of loans                                                   0                  0                465                  0
Brokerage fee income                                                   94                140                607                550
Mortgage banking income                                               155                166                561              1,287
Bank-owned life insurance                                             135                145                555                584
Other operating income                                                 22                 50                146                147
                                                            -------------      -------------      -------------      -------------
     Total Non-Interest Income                                      1,906              1,923              8,315              8,924
                                                            -------------      -------------      -------------      -------------

NON-INTEREST EXPENSE
Salaries and employee benefits                                      2,901              2,756             11,129             10,324
Occupancy                                                             350                295              1,368              1,237
Equipment expense                                                     465                427              1,653              1,624
Federal insurance assessments                                          55                 52                229                212
Intangible assets amortization                                         52                 52                208                208
Data processing                                                       191                175                747                706
Advertising                                                           220                145                743                449
Other operating expense                                               759                826              3,426              3,463
                                                            -------------      -------------      -------------      -------------
     Total Non-Interest Expense                                     4,993              4,728             19,503             18,223
                                                            -------------      -------------      -------------      -------------

INCOME BEFORE INCOME TAXES                                          2,184              2,215              9,086              9,124
Income tax expense                                                    495                577              2,214              2,521
                                                            -------------      -------------      -------------      -------------

NET INCOME                                                  $       1,689      $       1,638      $       6,872      $       6,603
                                                            =============      =============      =============      =============



NET INCOME PER SHARE:
     BASIC                                                  $        0.55      $        0.52      $        2.22      $        2.08
     DILUTED                                                $        0.55      $        0.51      $        2.21      $        2.05

Basic weighted average shares outstanding                       3,060,661          3,143,961          3,088,881          3,181,424
Diluted weighted average shares outstanding                     3,088,172          3,191,466          3,116,078          3,220,227


PERFORMANCE RATIOS (ANNUALIZED)

Return on average assets                                             1.05%              1.07%              1.11%              1.10%
Return on average equity                                            12.99%             12.86%             13.46%             13.01%
Net interest margin (tax-equivalent)                                 3.86%              3.90%              3.92%              3.69%
Efficiency ratio (tax-equivalent)                                   65.90%             63.98%             63.96%             62.50%


ASSET QUALITY

Net loan charge-offs (recoveries)                                      19                223                101                870
Total non-performing loans                                            328                969                328                969
Non-performing loans as a % of total loans                           0.08%              0.25%              0.08%              0.25%